EXHIBIT 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 4
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated as of September 8, 2023 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and Rocket Mortgage, LLC (“Guarantor” and together with the Seller, the “Seller Parties” and each a “Seller Party”).

RECITALS

Buyer and Seller Parties are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”). The Guarantor is a party to that certain Guaranty, dated as of June 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer.

Buyer and Seller Parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer and Seller Parties hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Illegality or Commercial Unreasonableness. Section 4.5 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

4.5     Illegality or Commercial Unreasonableness. Notwithstanding anything to the contrary in this Agreement, if Buyer determines in its commercially reasonable discretion that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the repurchase market for mortgage loans or mortgage-backed securities or the source or cost of Buyer’s funds, shall make it (a) unlawful for Buyer to maintain an existing Transaction or to enter into a new Transaction, or (b) commercially unreasonable for Buyer to enter into a new Transaction, each as contemplated by this Agreement, then (i) with respect to (a), the commitment of Buyer hereunder to enter into or to continue to maintain Transactions, as applicable, shall be cancelled and the Repurchase Price for each Transaction then outstanding shall be due and payable within ten (10) Business Days of receipt of notice regarding Buyer’s determination that such Transactions are unlawful to maintain and (ii) upon no less than two (2) Business Days prior notice with respect to (b), the commitment of Buyer to enter into a new Transaction shall be cancelled. Buyer shall not be liable to any Seller Party for any costs, losses or damages arising from or relating from any actions taken by Buyer in accordance with this Section 4.5. Buyer shall provide to Seller Parties, along with notice of its determination made in accordance with this Section 4.5 regarding illegality, reasonable information regarding the specific legal basis underlying such determination, in form and substance determined by Buyer in good faith.

SECTION 2. Replacement of Term SOFR or Successor Rate. Section 4.14 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (c) thereto in its entirety and replacing it with the following:

(c) (i) If prior to any Payment Date Buyer determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 4.14(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Buyer and Seller Parties may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 4.14 for the calculation of the Price Differential payable on such relevant Payment Date with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark; provided, however, that any mathematical or other adjustment to such benchmark shall be mutually agreed upon by Buyer and Seller. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such proposed rate and adjustment shall become effective at 5:00 p.m. (New York City time) on the [***] Business Day after Buyer shall have posted such proposed rate and adjustment to Seller Parties.

SECTION 3. Confidential Information. Section 14.19 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

14.19    Confidential Information. To effectuate this Agreement, Buyer and Seller Parties may disclose to each other certain confidential or proprietary information relating to the parties’ operations, computer systems, technical data, financial data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, each of the parties hereby agrees, except as otherwise expressly permitted in this Agreement:

(a)not to use the Confidential Information except in furtherance of this Agreement;

(b)to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature;

(c)not to disclose Confidential Information to anyone other than its Affiliates and its and their employees, officers, directors, legal counsel, accountants and auditors (collectively, its “Representatives”) with a need to have access to the Confidential Information and who are informed by the disclosing party of the confidential or proprietary nature of the Confidential Information and who are directed by such party to treat the Confidential Information in a manner consistent with the terms of this Section 14.19 , except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party (and such is not otherwise subject to a duty of confidentiality); (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party; and

(d)to advise its Representatives (and if applicable, Buyer Third-Party Recipients (as defined below)) who are informed of the matters that are the subject of this Agreement, that the United States securities laws prohibit any individual who has received from an issuer of securities material, non- public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other individual under circumstances in which it is reasonably foreseeable that such other individual is likely to purchase or sell such securities in reliance upon such information.

Notwithstanding anything contained herein to the contrary, Buyer may share any Confidential Information of Seller Parties with (i) a Representative of Buyer who Buyer determines should be made aware of the Confidential Information in connection with Buyer’s engagement by Seller; provided that, any such sharing of Confidential Information with a Representative of Buyer conforms to the requirements of Section 14.19(c) of this Agreement; (ii) any prospective or actual assignee, participant or repledgee to assist such Person in determining whether to enter into an assignment, participation or Repurchase Transaction in connection with the Principal Agreements; (iii) any hedge counterparty to the extent necessary to obtain any hedging in connection with the Transactions under the Principal Agreements; and (iv) any Person that provides or intends to provide liquidity to Buyer to further the Transactions set forth in the Principal Agreements (the Persons identified in clauses (ii)-(iv), the “Buyer Third-Party Recipients”); provided that, in the case of clauses (ii) through (iv), (A) such Person agrees to be bound by this covenant of confidentiality, or is otherwise subject to confidentiality restrictions no less strict than those set forth in this Section 14.19 and (B) other than during the occurrence and continuation of an Event of Default, with respect to Confidential Information consisting of (x) non-public financial information of the Seller Parties, including, without limitation, the contents of the financial reporting exhibits and schedules attached to this Agreement containing an MNPI legend affixed by the Seller Parties (as may be modified from time to time by the Seller Parties), (y) non- public personal information (as defined in Title V of the Gramm-Leach-Bliley Financial Services

Modernization Act of 1999) of an obligor with respect to an Underlying Asset and (z) non-public, non-financial information pertaining to the Seller Parties that either (1) relates to developments or strategic initiatives, including but not limited to potential or actual acquisitions, divestitures and other strategic transactions, partnerships or initiatives; material or new product developments; material changes in management or organizational structure, material investigations or non-routine examinations from regulators and any other developments which materially affect the Seller Parties’ financial condition or prospects, or (2) is designated in writing by the Seller Parties as constituting material non-public information, in each case, such Confidential Information in clauses (x)-(z) (“Special Confidential Information”) shall not be shared with a Buyer Third-Party Recipient without the advance written consent of Seller Parties (which may be provided by e-mail), which consent is not to be unreasonably withheld and shall, once given, extend to all such Special Confidential Information in relation to the applicable Buyer Third-Party Recipient to the extent that such additional material is provided solely for the purposes specified in clauses (ii) – (iv) above. Notwithstanding anything to the contrary set forth herein, the Seller Parties’ limited consent to share Special Confidential Information with a Buyer Third-Party Recipient shall terminate immediately and be of no further force or effect upon the earlier of: (i) the date that Buyer abandons all further initiatives to consummate a transaction contemplated in clauses (ii) – (iv) above with such Buyer Third-Party Recipient, but in any event no later than one year after the date such limited consent was granted by the Seller Parties, (ii) the termination of any transaction or series of transactions that, pursuant to their terms, require Buyer to forward such Special Confidential Information to such Buyer Third-Party Recipient or (iii) the termination of the Principal Agreements (each of the events described in clauses (i) - (iii), a “Consent Termination Event”). Upon the occurrence of a Consent Termination Event, Buyer shall (i) subject to applicable law, rule and regulation and Buyer’s document retention policies and procedures, promptly return to the Seller Parties or destroy all copies of the Special Confidential Information in its possession, and (ii) instruct recipients of such Special Confidential Information that their confidentiality obligations with respect to such Special Confidential Information survive the Consent Termination Event.

In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Buyer and shall be held by Seller Parties in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller Parties’ direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv), Seller Parties shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Seller Parties shall not file any of the Principal Agreements other than the Agreement with the

SEC or state securities office unless Seller Parties have (x) provided at least [***] (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer, and (y) redacted all pricing information and other commercial terms.

If any party or any of its Representatives breaches its respective duty of confidentiality under this Agreement, the non-breaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief. For the avoidance of doubt, each of the Buyer and the Seller Parties shall be solely responsible for any breaches of confidentiality by any of its respective Representatives and in the case of Buyer, Buyer shall also be solely responsible for any breaches of confidentiality by the Buyer Third-Party Recipients.

SECTION 4. Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

(a)deleting the definition of “Other Mortgage Loan Documents” in its entirety and replacing it with the following:

Other Mortgage Loan Documents: In addition to the Mortgage Loan Documents, with respect to any Mortgage Loan, and in each case to the extent applicable and available the following: (i) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (ii) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents;

(iii) the original Closing Protection Letter and a copy of the Irrevocable Closing Instructions; (iv) the original Purchase Commitment, if any; (v) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty the RD Loan Guaranty Agreement or the Insurer’s certificate or commitment to insure, as applicable; (vi) the survey, flood certificate, hazard insurance policy and flood insurance policy, as applicable; (vii) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Seller Parties to have been sent for recording, if any; (viii) copies of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (ix) the loan application; (x) verification of the Mortgagor’s employment and income, if applicable; (xi) verification of the source and amount of the downpayment; (xii) credit report on Mortgagor; (xiii) appraisal of the Mortgaged Property; (xiv) the original executed disclosure statement; (xv) tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, underwriting standards used for origination and all other related papers and records; (xvi) the original of any guarantee executed in connection with the Mortgage Note (if any); (xvii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (xviii) all copies of powers of attorney or similar instruments, if applicable; (xix) copies of all documentation in connection with the underwriting and origination of any Underlying Asset that evidences compliance with, (1) with respect to all Underlying Assets other than a Bond Loan – 1st Lien or a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014, the Ability to Repay Rule and, (2) with respect to all Underlying Assets other than a Bond Loan – 1st Lien, a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014 and a Permitted Non-Qualified Mortgage Loan, the QM Rule; and (xx) all other documents in any Seller Party’s possession or control relating to the Underlying Asset.

(b)deleting the definition of “HARP Mortgage Loan” and any and all references thereto in their entirety.

SECTION 5. Exhibit L to the Existing Master Repurchase Agreement, “Representations and Warranties Concerning Underlying Assets”, is hereby amended by deleting subsection (ccc) thereto in its entirety and replacing it with the following:

(ccc)    [Reserved].

SECTION 6. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 7. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of the following from Seller:

7.1this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller Parties;

7.2Transactions Terms Letter, executed and delivered by a duly authorized officer of Buyer and Seller Parties; and

7.3such other documents as Buyer or counsel to Buyer may reasonably request.

SECTION 8. Limited Effect. Except as expressly amended and modified by this
Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9. Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Existing Master Repurchase Agreement.

SECTION 10. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 11. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 13. Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the

Guaranty and (iii) acknowledges and agrees that the Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By: /s/ Adam Robitshek
Name: Adam Robitshek
Title: Director

Signature Page to Amendment No. 4 to A&R Master Repurchase Agreement (BANA/Rocket)

RCKT MORTGAGE SPE-A, LLC, as Seller

By: /s/ Brian Brown
Name: Brian Brown
Title: Assistant Treasurer

ROCKET MORTGAGE, LLC, as Guarantor

By: /s/ Brian Brown
Name: Brian Brown
Title: Treasurer

Signature Page to Amendment No. 4 to A&R Master Repurchase Agreement (BANA/Rocket)